H-1 50143406.1 APPENDIX H Joint Code of Business Conduct and Ethics (SOX) I. Introduction Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission (the “SEC”) thereunder, all companies subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 must either have a code of ethics applicable to their principal executive officer, principal financial officer or controller, and persons performing similar functions, or disclose why they do not. Additionally, Section 303A.10 under the New York Stock Exchange (“NYSE”) Listed Company Manual requires listed companies to adopt and disclose a code of business conduct and ethics for directors, officers and employees, and to promptly disclose any waivers of the code for directors or executive officers. The Companies have jointly adopted this Joint Code of Business Conduct and Ethics (the “Code”) to satisfy these requirements. The terms the “Companies” and the “Company” will each have the meaning ascribed to them in the Rule 38a-1 Compliance Manual. This Code applies to (i) the Companies’ principal executive officer, principal financial officer or controller, and persons performing similar functions (collectively, “Covered Officers”) and (ii) employees of the Companies’ investment advisers and sub-advisers and other employees of Nuveen, LLC (“Nuveen”) who perform services on behalf of the Company (collectively with Covered Officers, “Covered Persons”). This Code is different and separate from, but complementary to, the Companies’ Code of Ethics jointly adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940. II. Purposes of the Code The purposes of the Code are: A. To promote honest and ethical conduct among each Company’s Covered Persons, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; B. To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that each Company files with, or submits to, the SEC and in other public communications each Company makes; C. To promote compliance with applicable laws, rules and regulations, including insider trading laws; D. To encourage the prompt internal reporting to an appropriate person of violations of the Code; and E. To establish accountability for adherence to the Code.

H-2 50143406.1 III. Oversight of the Code Each Company’s Board of Directors (the “Board”) has assigned responsibility for the implementation and administration of the Code to the Company’s Chief Compliance Officer (the “CCO”). IV. Handling of Financial Information Each Company has adopted the following guidelines under which its Covered Persons perform their duties: A. Act with honesty and integrity and avoid violations of the Code, including actual or apparent conflicts of interest with the Company in personal and professional relationships. B. Disclose to the CCO any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Company. A “conflict of interest” occurs when a Covered Person’s private interest interferes with the interests of, or his/her service to, the Company. A Covered Person should disclose any such transaction or relationship whether he/she is actually involved in such transaction or relationship or instead has only observed the transaction or relationship. C. Provide information to the Company’s officers and appropriate employees of service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable. D. Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company’s periodic reports. E. Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code of 1986. F. Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated. G. Respect the confidentiality of information acquired in the course of your work except when you have Company approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage, including (a) taking for yourself personally opportunities that are discovered through the use of Company property, information or position; (b) using Company property, information, or position for personal gain; and (c) competing with the Company. Covered Persons owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. H. Share and maintain skills important and relevant to the Company’s needs. I. Proactively promote ethical behavior among peers in your work environment. J. Responsibly use and control all assets and resources employed or entrusted to you.

H-3 50143406.1 K. Record or participate in the recording of entries in the Company’s books and records that are accurate to the best of your knowledge. L. Endeavor to deal fairly with our shareholders, third-party vendors, and business partners, or any other companies or individuals with whom we do business or come into contact with, including fellow Covered Persons and our competitors. V. Reporting Potential Violations A. Covered Persons who observe, learn of, or, in good faith, suspect a violation of the Code must immediately report the potential violation to the CCO, a Covered Officer, a member of Nuveen’s senior management, or the Audit Committee of the respective Company’s Board, or otherwise by following the procedures set forth in the Company’s Policy and Procedures on the Receipt, Retention and Treatment of Complaints Regarding Accounting and Auditing Matters, Fraud or Illegal Activity. An example of a potential Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that significantly obscures its meaning. B. Because service providers such as the outside auditor and custodian provide much of the work relating to the Company’s financial statements, Covered Persons should be alert to actions by service providers that may be illegal or that could be viewed as dishonest or unethical. A Covered Person should report any such potential actions as set forth above. C. Covered Persons who report potential violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible. VI. Investigations, Enforcements and Waivers Each Company will follow these procedures in investigating and enforcing this Code: A. The CCO or his/her designee will take all appropriate action to investigate any potential violations reported to him/her. B. All potential violations will be reported to the Audit Committee after such investigation. C. If the Audit Committee determines that a violation has occurred, it will recommend appropriate action to the Board, which may, without limitation, include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser and/or Nuveen; or recommendation of the dismissal of the Covered Person. D. The Board will be responsible for acting upon recommendations of the Audit Committee and granting waivers from the Code, as appropriate. E. Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC or NYSE rules.

H-4 50143406.1 VII. Certification Each Covered Person will be asked to certify, both initially and then on an annual basis, that he/she is in full compliance with the Code. The form of such certifications are attached hereto as Exhibits H-1. VIII. Amendments Any amendments to the Code must be approved or ratified by a majority vote of each Company’s Board, including a majority of independent directors. For a CEF, Form N-CSR requires a CEF to disclose any amendments to or waivers of its Code of Business Conduct. Pursuant to Item 2 of Form N-CSR, a CEF must disclose the date and nature of any amendment to or waiver of a provision of this Code that applies to its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The CEF need not provide any information regarding amendments or waivers to this Code in its semi-annual reports on Form N-CSR if the CEF discloses the required information on its website within five business days following the date of the amendment or waiver, provided that the CEF has previously disclosed in its most recently filed report on Form N-CSR its Internet address and intention to provide disclosure in such manner. IX. Confidentiality All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than each Company’s respective Board, external counsel to the respective Company and the respective Company’s independent directors (if applicable), the Company’s investment advisers and sub-adviser (if any), and Nuveen’s senior management. X. Internal Use The Code is intended solely for the internal use by the Companies. The Code is a statement of certain fundamental principles, policies and procedures that govern the Covered Persons in the conduct of the Companies’ business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person, nor does it constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion. XI. Recordkeeping Requirements These procedures, and all Certificates hereunder, will be retained for at least seven years by the CCO. Adopted: December 9, 2019 Amended: March 8, 2021 Amended: March 30, 2022 Amended: November 2, 2022 Last Amended: December 23, 2023

47229526.4 APPENDIX H-1 Acknowledgment Regarding Joint Code of Business Conduct and Ethics This acknowledgment is to be signed and returned to our Chief Compliance Officer and will be retained as part of your permanent personnel file. I have received a copy of the Joint Code of Business Conduct and Ethics (the “Code”), read it, and understand that the Code contains the expectations of the Companies regarding employee conduct. I agree to observe the policies and procedures contained in the Code and have been advised and understand that, if I have any questions or concerns relating to such policies or procedures, I understand that I have an obligation to report to the Audit Committee, the Chief Compliance Officer or other such designated officer, any suspected violations of the Code of Business Conduct and Ethics of which I am aware. I also understand that the Code of Business Conduct and Ethics is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment. Name (Printed) Signature Date The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Joint Code of Business Conduct and Ethics.